                     ASSIGNMENT AND CROSS-LICENSE AGREEMENT
                     --------------------------------------


                  THIS AGREEMENT, is made and entered into as of December__, 2000 (the "Agreement"), by and between Science Applications International Corporation, a Delaware corporation ("SAIC"), and Global Integrity Corporation, a Delaware corporation ("GIC").

                              W I T N E S S E T H:
                              - - - - - - - - - -


                  WHEREAS, SAIC is engaged in the business of providing technical and research and development services and SAIC owns or has the right to use certain of the assets relating thereto;

                  WHEREAS, GIC is in the business of providing information, knowledge and services related to the security of electronic and software assets and GIC owns or has the right to use certain of the assets relating thereto;

                  WHEREAS, as of the date of this Agreement, GIC is a wholly owned subsidiary of SAIC;

                  WHEREAS, SAIC and GIC have entered into an Agreement and Plan of Reorganization dated as of October 17, 2000, as may be amended from time to time (the "Reorganization Agreement"), with Predictive Systems, Inc., a Delaware corporation ("Predictive"), and Grape Acquisition Corporation, a Delaware corporation ("Grape");

                  WHEREAS, upon completion of the transactions contemplated under the Reorganization Agreement, GIC will merge with and into Grape, will cease to be a wholly owned subsidiary of SAIC, and will become a wholly owned subsidiary of Predictive (the time at which this merger is effected is referred to in this Agreement as the "Effective Time");

                  WHEREAS, SAIC and GIC have cooperated on projects, exchanged personnel, and exchanged know-how before the Effective Time;

                  WHEREAS, GIC personnel have provided services to SAIC under inter-company work orders ("IWO's);

                  WHEREAS, SAIC wishes to assign and GIC wishes to accept certain intellectual property as set forth herein;

                  WHEREAS, each party desires to license and the other party desires to accept such licenses in certain of each parties' intellectual property as set forth herein; and

                  WHEREAS, the execution of this Agreement is a condition to the obligations of Predictive and a material inducement for Predictive to enter into the Reorganization Agreement;

                  NOW, THEREFORE, in consideration of the premises, the mutual licenses and the mutual agreements herein contained, SAIC and GIC agree as follows:

I.       DEFINITIONS

1.1 "Intellectual Property" means patent rights; technology; business and technical information; inventions; trade name, trademark, service mark and similar rights ("Mark" rights); copyrights; applications, software; mask work rights; data, databases and sui generis database rights; methodologies and algorithms; trade secret rights; and all other intellectual and industrial property rights of any sort, and all applications, registrations, issuances and the like with respect thereto.

1.2 "Target Intellectual Property" means all Intellectual Property that is owned by GIC, or used, exercised, or exploited, or otherwise necessary for, GIC's business as currently conducted or as currently proposed to be conducted.

II.      ASSIGNMENT AND LICENSE OF SAIC INTELLECTUAL PROPERTY

2.1 At the Effective Time, SAIC hereby transfers and assigns to GIC all right, title and interest in and to Target Intellectual Property that was owned by SAIC immediately prior to the Effective Time and is exclusively used in connection with the business of GIC as presently conducted or as currently proposed to be conducted.

2.2 SAIC represents that Schedule 2.12 (d)(ii) of the Reorganization Agreement discloses all licenses, agreements or grants of rights between GIC and SAIC and all material licenses, agreements or grants of rights between GIC or SAIC and any third party with respect to Target Intellectual Property as used or exploited or incorporated in or otherwise necessary in the delivery of Material Products and Services (excluding Target Intellectual Property necessary in the general administration of GIC's business). SAIC representsthat Schedule 2.12(d)(iii) of the Reorganization Agreement discloses all licenses, agreements or grants of rights that obligates or may obligate GIC or SAIC to pay royalties or other payments or other fees in excess of $10,000 in connection with the use or exploitation of Target Intellectual Property. SAIC represents that at the Effective Time, GIC has a valid and enforceable right to exploit (to the extent reasonably necessary for GIC to conduct its business as presently conducted or as currently proposed to be conducted) all licenses, agreements or grants of rights identified in Schedule 2.12(d)(ii) and Schedule 2.12(d)(iii) of the Reorganization Agreement, except for those identified in
         Schedule 2.12(a)(i) Part I of the Reorganization Agreement and that subset of Schedules 2.12(d)(ii) and (iii) of the Reorganization Agreement identified in Schedule 2.2 to this Agreement. SAIC represents that Schedules 2.12(d)(ii) and 2.12(d)(iii) of the Reorganization Agreement constitute all licenses, agreements or grants of rights between GIC and SAIC and all licenses, agreements or grants of rights between GIC or SAIC and any third party that relate to Target Intellectual Property which are exclusively used by GIC immediately prior to the Effective Time in connection with the business of GIC as presently conducted or as currently proposed to be conducted, except any Target Intellectual Property listed in Part I to Schedule 2.12(a)(i) of the Reorganization Agreement.

2.3 SAIC will use its best efforts to effect the transfer and assignment of all SAIC's interest in and to the licenses, agreements or grants of rights listed on Schedule 2.2 of this



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


         Agreement as soon as possible and no later than 60 days following the Effective Time. At the end of the 60 days following the Effective Time, SAIC shall provide written notification (the "Assignment Notification") to GIC setting forth those licenses, agreements or grants of rights listed on Schedule 2.2 of this Agreement that have been transferred and assigned to GIC (the "Assigned Licenses") as well as those licenses, agreements or grants of rights that have not been so transferred and assigned (the "Non-Assigned Licenses"). Upon written request from GIC, received by SAIC within thirty (30) days after receipt by GIC of the Assignment Notification, SAIC shall procure (at SAIC's cost) each requested Non-Assigned License ("Requested Non-Assigned Licenses") in the name of GIC within thirty (30) days following such request, provided that if SAIC does not complete such procurement within such thirty (30) day period then GIC may obtain such Requested Non-Assigned Licenses for itself and SAIC shall reimburse GIC for such Requested Non-Assigned Licenses' costs within thirty (30) days after receiving a written invoice. SAIC represents that GIC shall have a valid and enforceable right to exploit (to the extent reasonably necessary for GIC to conduct its business as presently conducted or as currently proposed to be conducted) all licenses, agreements or grants of rights that are (i) identified as Assigned Licenses (provided that such representation shall be effective only as of the date of Assignment Notification) or (ii) identified as Requested Non-Assigned Licenses (provided that such representation shall be effective when SAIC procures such Requested Non-Assigned Licenses as set forth above). On the date of the Assignment Notification, or its procurement of Requested Non-Assigned Licenses, SAIC shall provide GIC with copies of documentation of the transfer and assignment and/or procurement of such licenses, agreements or grants of rights to GIC as contemplated above.

2.4 At the Effective Time, SAIC hereby licenses to GIC the worldwide, non-exclusive, perpetual and irrevocable right, including the right to sublicense others, to fully exploit all Target Intellectual Property which is owned by SAIC and used nonexclusively by GIC as of or prior to the Effective Time in connection with the business of GIC as presently conducted or as currently proposed to be conducted.

2.5 At the Effective Time, SAIC hereby licenses to GIC the worldwide, non-exclusive, perpetual and irrevocable right including the right to sublicense others (provided it is understood that GIC will not have any substantive rights beyond or inconsistent with those in the existing licenses) to exploit (to the extent reasonably necessary for GIC to conduct its business as presently conducted or as currently proposed to be conducted) all Target Intellectual Property which is licensed to SAIC by third parties and used nonexclusively by GIC as of or prior to the Effective Time in connection with the business of GIC as presently conducted or as currently proposed to be conducted, except any Target Intellectual Property listed in the attachment to Schedule 2.12 (a)(i) of the Reorganization Agreement.

2.6 At the Effective Time, SAIC hereby agrees not to exploit in any way in connection with Material Products and Services (as defined in Section 2.12(d) of the Reorganization Agreement) any Target Intellectual Property owned by SAIC and transferred or assigned to GIC in Section
         2.1 above; provided that the forgoing is not intended to prevent SAIC from exploiting in any way in connection with Material Products and Services any goods or services developed by SAIC after the Effective Time (which do not otherwise infringe upon Target Intellectual Property owned or exclusively used by GIC).

III.     LICENSE OF GIC INTELLECTUAL PROPERTY

3.1 At the Effective Time, GIC hereby grants to SAIC a worldwide, non-exclusive, perpetual and irrevocable right and license, including the right to sublicense others, to fully exploit all Intellectual Property owned by GIC and created for SAIC prior to the Effective Time pursuant to any written IWO's between Target and SAIC (collectively "Licensed Target Works"), provided that Licensed Target Works shall not include nor provide any rights to any Target Intellectual Property transferred or assigned pursuant to Section 2.1 above (including without limitation any Registered Intellectual Property listed in
         Schedule 2.12(b)(i)) of the Reorganization Agreement)

IV.      REPRESENTATIONS AND WARRANTIES OF SAIC

4.1 Organization and Corporate Power. SAIC is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in any other jurisdiction in which the failure to so qualify would result in a material adverse change in SAIC's financial condition. SAIC has all requisite corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement and to carry out the transactions contemplated hereby. SAIC is not in violation of its Certificate of Incorporation or Bylaws, as amended to date.

4.2 Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SAIC. This Agreement constitutes the legal, valid and binding obligation of SAIC and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws applicable to creditors' rights and remedies and to general principles of equity. SAIC has all rights necessary to grant the assignments and licenses of SAIC-owned intellectual property to GIC contemplated hereunder.

V.       REPRESENTATIONS AND WARRANTIES OF GIC

5.1 Organization and Corporate Power. GIC is a corporation duly organized, validly existing and in good standing under the laws of Delaware and is qualified to do business in any other jurisdiction in which the failure to so qualify would result in a material adverse change in GIC's financial condition. GIC has all requisite corporate power and authority to own its property, to carry on its business as presently conducted or contemplated, to enter into and perform this Agreement and to carry out the transactions contemplated hereby. GIC is not in violation of its Certificate of Incorporation or Bylaws, as amended to date.

5.2 Authorization. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of GIC. This Agreement constitutes the legal, valid and binding obligation of GIC and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws applicable to creditors' rights and remedies and to general principles of equity. GIC has all rights necessary to grant the license contemplated hereunder.

VI       MISCELLANEOUS

6.1 Further Assurances. SAIC agrees to assist GIC to further evidence, record and perfect all assignments and licenses set forth in Section II, and to reasonably assist GIC in connection with the enforcement or defense of the assignments and licenses of SAIC-owned intellectual property to GIC contemplated hereunder through, for example, providing reasonable access to relevant documents or personnel.

6.2 Entire Agreement; Modification. This Agreement, the Reorganization Agreement, and the Asset Purchase and License Agreement between SAIC and GIC dated July 11, 1998, set forth the entire understanding of the parties with respect to the subject matter hereof, and such agreements supersede all previously existing agreements among them concerning such subject matter and may be modified only by a written instrument duly executed by each party hereto. Without limiting the preceding, the Cross-License Agreement between SAIC and GIC entered into prior to the date hereof and effective as of the "Reorganization of GIC" is null and void.

6.3 Notices. Any notice given pursuant to this Agreement to any party hereto shall be deemed to have been duly given when mailed by registered or certified mail, return receipt requested or by national overnight courier, or when hand delivered as follows:

                  If to SAIC:

                  Science Applications International Corporation
                  10260 Campus Point Dr.
                  San Diego, CA  92121
                  Attention: General Counsel
                  Facsimile No.: (858) 826-6808
                  Telephone No. (858) 826-7325

                  If to GIC:

                  Global Integrity Corporation
                  12100 Sunset Hills Road, Suite 200
                  Reston, VA  22102

                  with copies to:

                  Predictive Systems, Inc.
                  417 Fifth Avenue
                  New York, NY 10016
                  Attention: General Counsel
                  Facsimile No.: (212) 898-1331
                  Telephone No.: (212) 659-3400

                  and

                  Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 733 Third Avenue, Suite 220
                  New York, NY 10017
                  Attention: Babak Yaghmaie, Esq.
                  Facsimile No.: (646) 487-0970
                  Telephone No.: (646) 487-0900

         or at such other address as either such party shall from time to time designate by written notice, in the manner provided herein, to the other party hereto. All references to days in this Agreement shall be deemed to refer to calendar days, unless otherwise specified.

6.4 Waiver. Any waiver must be in writing, and any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

6.5 Binding Effect; Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party, and any purported assignment without such consent shall be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

6.6 Severability. If any provision of this Agreement is invalid, illegal or unenforceable, such provision shall be ineffective to the extent, but only to the extent of, such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement, unless such a construction would be unreasonable.

6.7 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction and interpretation of this Agreement.

6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.9 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws.

6.10 Incorporation by Reference. The Exhibits attached hereto are an integral part of this Agreement and are incorporated herein by reference.

1.3 Definitions. As used herein, the capitalized terms shall have the meanings ascribed to them herein specified or as otherwise defined in the Reorganization Agreement unless the context otherwise explicitly requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular.

6.11 Termination. In the event the Reorganization Agreement is terminated, this Agreement shall also terminate and be of no further force or effect.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                         SCIENCE APPLICATIONS
                                         INTERNATIONAL CORPORATION


                                         By:
                                            ------------------------------------
                                                  Name:
                                                        ------------------------
                                                  Title:
                                                        ------------------------



                                         GLOBAL INTEGRITY CORPORATION


                                         By:
                                            ------------------------------------
                                                  Name:
                                                        ------------------------
                                                  Title:
                                                        ------------------------





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